UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2015

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1065 Avenue of the Americas, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05       Costs Associated with Exit or Disposal Activities

On November 9, 2015, Volt Information Sciences, Inc. (the “Company”) implemented a cost reduction plan as part of its overall initiative to create a more efficient, competitive, and profitable Company.

The Company estimates that it will incur restructuring charges of approximately $3.0M throughout fiscal 2016, primarily resulting from a reduction in force in conjunction with facility consolidation and lease termination costs. The Company estimates that it will incur severance-related charges of $1.2M in the first fiscal quarter of 2016 and the remainder throughout fiscal 2016.  Cost savings will be used in the business consistent with the ongoing strategic efforts to strengthen the operations of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the restructuring plan and its expected benefits and related charges. These forward-looking statements are based on information currently available to the Company and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company’s business is included in filings it makes with the Securities and Exchange Commission from time to time, including on Forms 10-K and 10-Q. The Company assumes no obligation to update these forward looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: November 13, 2015	By:	/s/ Paul Tomkins
Paul Tomkins
Senior Vice President and Chief Financial Officer